Exhibit 99.1

SeraCare Announces Change in Executive Team, Greg Gould Named Interim CEO, and Company Reports Third Quarter Fiscal Year 2011 Results

MILFORD, Mass., July 26, 2011 -- SeraCare Life Sciences, Inc. (NASDAQ: SRLS), a global life sciences company providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics, today announced a leadership change, and reported financial results for its fiscal 2011 third quarter ended June 30, 2011.

The SeraCare Board of Directors announced steps taken to improve the performance of the company:
•	Susan Vogt, previously CEO of SeraCare, is no longer with the Company. She guided SeraCare during the past five years and led a reorganization, a return to profitability and improved operations.
•	Greg Gould has been named interim CEO and continues in his role as CFO.
•	The Board has started a search for a new CEO. Healthcare industry veteran and Chairman of the Board Joseph Nemmers will work closely with management during the transition period.
•
The head of business development is no longer with the Company. The Board is continuing its review of the Company’s current business development processes and expects to make appropriate changes to improve performance.

“We believe we have a great foundation in place and see a healthy environment for profitable growth in the foreseeable future,” said Joseph Nemmers, Chairman of the Board, SeraCare Life Sciences, Inc. “The Board of Directors is making these changes and raising its expectations for commercial and R&D execution as well as a more focused business development strategy. We’re confident these steps will lead to improvements in the overall performance of the Company.”

For the quarter ended June 30, 2011, SeraCare reported revenue of $11.0 million, a 15% decrease when compared to $13.0 million in revenue for the quarter ended June 30, 2010. Gross margins decreased to 37% compared to 39% for the same quarter in the prior year. Net income decreased to $0.5 million, or $0.03 per share on a basic and diluted basis, from net income of $1.3 million, or earnings per share on a basic and diluted basis of $0.07, for the quarter ended June 30, 2010.

“We are disappointed in the results for the quarter,” said Greg Gould, SeraCare Life Sciences’ Chief Financial Officer and interim Chief Executive Officer. “The decline in revenue was driven primarily by two previously disclosed events: the expiration of certain government-funded contracts and projects, which led to a decrease in BioServices revenues of $1.3 million, or 33%, compared to the prior year, and a reduction in purchases from a single large customer as we transition it to a new jointly developed product, which contributed to a decrease in Diagnostics & Biopharmaceutical Products revenue of $0.7 million, or a 7% reduction, compared to the prior year. The decrease in revenues had an impact on our gross margin and net income due primarily to the nature of our fixed costs, which could not be scaled with the decreased revenues.”

“Even though SeraCare is having a difficult year in fiscal 2011, we remain confident in our market opportunity and the potential for our products and services to win in our target markets.  The restructuring underway in our commercial channel is designed to capitalize on this opportunity. In addition, we have a solid balance sheet with a strong cash position and virtually no debt. I look forward to working closely with the Board of Directors to return the Company to a profitable growth trajectory,” said Greg Gould.

Conference Call Information:

SeraCare will host a conference call today, July 26, 2011, at 8:30 a.m. EDT. The conference call will be webcast live over the Internet and can be accessed by logging on to the "Investor Center, Events" section of the SeraCare Life Sciences website at www.seracare.com. The call can also be accessed by dialing (866) 730-5763 (within the United States) or (857) 350-1587 (outside the United States). The passcode for participants is 52933117.

A replay of the call will be available approximately two hours after the live call concludes through August 2, 2011. To access the replay, dial (888) 286-8010 (within the United States) or (617) 801-6888 (outside the United States). The passcode is 31788085. The webcast will also be archived on the Company's website.

About SeraCare Life Sciences, Inc.:

SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics. The Company's innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare's quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry.

Forward-Looking Statements:

This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. ("SeraCare" or the "Company"). All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budget, projected costs or cost savings, capital expenditures, competitive positions, growth opportunities for existing products or products under development, plans and objectives of management for future operations and markets for stock are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct, and actual results may differ materially from those reflected in the forward-looking statements. Factors that could cause our actual results to differ from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, disruptions arising from our management transition, expenses associated with our management transition, distraction of management and employees arising from an unsolicited proposal to acquire the company, uncertainty among customers, suppliers, employees and others regarding our management transition and the unsolicited acquisition proposal, prolonged impairment of sales from changes in our sales organization, revenue shortfalls arising from customer transitions to new products, unpredictability in large customer orders, failure to maintain proper inventory levels, availability of financing, reductions or terminations of government or other contracts, interruption in our supply of products or raw materials, actions of SeraCare's competitors, changes in the regulatory environment, delays in new product introductions, lack of market acceptance of new products, decreased healthcare spending, reduced margins resulting from a shift in revenue towards services, absence or loss of acquisition opportunities to higher bidders, potential failure to complete any announced acquisition, and potential failure of any acquisition to produce expected revenues, profits or synergies. Many of these factors are beyond our ability to control or predict.

Contacts:

Gregory A. Gould
Interim Chief Executive Officer and Chief Financial Officer
SeraCare Life Sciences, Inc.
508-244-6400

Paul M. Newmann
Fleishman-Hillard Inc.
312-729-3647

SERACARE LIFE SCIENCES, INC.

STATEMENTS OF OPERATIONS — UNAUDITED

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$11,028,622	$12,975,119	$32,494,003	$37,083,594
Cost of revenue	6,935,287	7,867,551	20,033,360	21,500,674
Gross profit	4,093,335	5,107,568	12,460,643	15,582,920
Research and development expense	303,778	210,695	849,476	542,300
Selling, general and administrative expenses	3,264,675	3,510,410	9,080,023	10,178,633
Reorganization items	-	-	(846,094)	-
Operating income	524,882	1,386,463	3,377,238	4,861,987
Interest (expense) income, net	(36,532)	(2,184)	(23,193)	(232,834)
Other income, net	50	40,000	15,502	70,083
Income before income taxes	488,400	1,424,279	3,369,547	4,699,236
Income tax (benefit) expense	(34,891)	112,500	(128,117)	8,575
Net income	$523,291	$1,311,779	$3,497,664	$4,690,661

Earnings per common share
Basic	$0.03	$0.07	$0.19	$0.25
Diluted	$0.03	$0.07	$0.18	$0.24
Weighted average shares outstanding
Basic	18,928,878	18,848,478	18,898,218	18,805,324
Diluted	19,280,640	19,293,283	19,274,423	19,172,586

SERACARE LIFE SCIENCES, INC.

BALANCE SHEETS — UNAUDITED

	As of	As of
	June 30,	September 30,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$17,160,722	$16,074,915
Accounts receivable, less allowance for doubtful accounts of $100,000 and
$40,000 as of June 30, 2011 and September 30, 2010	6,692,854	7,288,133
Taxes receivable	25,129	118,486
Inventory	10,116,812	9,028,809
Prepaid expenses and other current assets	263,691	333,191
Total current assets	34,259,208	32,843,534
Property and equipment, net	5,860,895	5,970,179
Goodwill	4,284,979	4,284,979
Other assets	428,910	526,810
Total assets	$44,833,992	$43,625,502
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,897,679	$2,787,855
Accrued expenses and other liabilities	1,916,951	4,041,172
Current portion of long-term debt	36,295	55,994
Total current liabilities	3,850,925	6,885,021
Long-term debt	988	21,970
Other liabilities	2,086,365	2,216,916
Total liabilities	5,938,278	9,123,907
Commitments and contingencies
Stockholders' equity
Preferred stock, $.001 par value, 5,000,000 shares authorized; no shares
issued or outstanding	-	-
Common stock, $.001 par value, 35,000,000 shares authorized; 18,958,902 and 18,853,584 shares issued and outstanding as of June 30, 2011 and
September 30, 2010, respectively	18,959	18,853
Additional paid-in-capital	105,247,442	104,351,093
Retained deficit	(66,370,687)	(69,868,351)
Total stockholders' equity	38,895,714	34,501,595
Total liabilities and stockholders' equity	$44,833,992	$43,625,502